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                                                                    Exhibit 10.2









                           DEFERRED COMPENSATION PLAN
                                       OF
                               THE BERKSHIRE BANK

                             Effective July 1, 2006








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                           DEFERRED COMPENSATION PLAN
                                       OF
                               THE BERKSHIRE BANK


                                    ARTICLE I
                                  INTRODUCTION

         1.1 Purpose. The purpose of this Plan is to establish a systematic method by which key employees of the Company may defer payment of all or a portion of their compensation that may be earned by them. This Plan is intended to be a nonqualified and unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees pursuant to Sections 201(2), 301(a)(3) and 401(a)(l) of the Employee Retirement Income Security Act of 1974, as amended.

         1.2 Effective Date.  This Plan shall be effective July 1, 2006.


                                   ARTICLE II
                                   DEFINITIONS

Unless a different meaning is clearly required by the context:

         2.1 "Administrator" means the Company or such other person or committee as may be appointed from time to time by the Board to administer this Plan.

         2.2 "Affiliate" Any corporation or other business entity that is a member of the Company's controlled group of companies, as determined under Sections 414(b), (c), (m) and (o) of the Code.

         2.3 "Annual Enrollment Period" means the period designated by the Administrator which shall commence and end prior to the first day of each Plan Year.

         2.4 "Board" means the Board of Directors of the Company.

         2.5 "Code" means the Internal Revenue Code of 1986, as amended.

         2.6 "Company" means The Berkshire Bank, a New York State chartered commercial bank, and any successor thereto.

         2.7 "Compensation" means annual wages paid to a Participant as an Employee for services rendered.

         2.8 "Deferred Compensation Account" means a bookkeeping account as defined in Section 4.1.

         2.9 "Earnings Rate" means the highest deposit rate paid by the Company on savings accounts (not time deposits) on the Valuation Date or the day preceding the payment date, as applicable.

         2.10 "Eligible Employee" means each Employee who has an annual rate of Compensation of not less than $130,000 and who is designated as an Eligible Employee by the President of the Company in


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his or her sole discretion. The President of the Company may select Employees who are eligible to participate in this Plan based on any additional criteria or policy established by the President. The President of the Company may revoke the eligibility of an Eligible Employee for any reason. However, no such revocation shall be effective until the first day of the Plan Year next following the Plan Year during which the President of the Company makes the revocation. Only Eligible Employees are permitted to participate in this Plan. An initial list of Eligible Employees is attached to this Plan and marked as Appendix A.

         2.11 "Employee" means a person employed by the Company.

         2.12 "Participant" means an Eligible Employee on whose behalf a Deferred Compensation Account is maintained in accordance with Section 4.1.

         2.13 "Plan" means this Deferred Compensation Plan of The Berkshire Bank, together with any and all amendments and supplements thereto.

         2.14 "Plan Year" means the calendar year.

         2.15 "Valuation Date" means the last day of each Plan Year.

Reference to the male gender shall include the female gender unless the context requires otherwise. Words importing the singular number shall include the plural and vice versa.


                                  ARTICLE III
                    DEFERRAL ELECTIONS, OTHER CONTRIBUTIONS

         3.1 Annual Deferral Elections. An Eligible Employee may become a Participant by electing during an Annual Enrollment Period to defer receipt of not less than 3 percent and not more than 50 percent of his or her Compensation that would otherwise be payable in the Plan Year beginning after the date of such election. Only whole percentages of Compensation may be deferred. An election will remain in effect for the entire Plan Year to which it relates. Unless the Administrator permits a Participant to elect that his or her deferral election shall apply in a succeeding Plan Year if not revoked prior to the beginning of that Plan Year, an election shall be required each Plan Year. Each Participant shall be fully vested and have a non-forfeitable interest with respect to his or her Compensation deferred pursuant to this Section 3.1.

         3.2 Elections in Initial Year of Participation. Notwithstanding the foregoing, (A) in the first Plan Year in which the Plan is adopted, an election to defer Compensation can be made by an Eligible Employee within 30 days after the Effective Date of this Plan, but the election will only apply to Compensation that would otherwise be payable after the date of the election, and
(B) in the first Plan Year in which an Eligible Employee becomes eligible to participate in this Plan, an election to defer Compensation can be made by the Eligible Employee within 30 days after he or she becomes eligible, but the election will only apply to Compensation that would otherwise be payable after the date of the election.

         3.3 Supplemental Contributions. The Company may, in its sole discretion, credit additional amounts to the Deferred Compensation Account of a Participant from time to time. The Company shall have complete discretion in determining the amount of such additional credits, the timing of such credits,


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the Participants who shall receive such credits and any vesting requirements applicable to such credits.

         3.4 Information. At the time an Eligible Employee becomes a Participant and while he or she remains a Participant, the Administrator may request such information from the Participant as the Administrator deems appropriate. Such information may include, but is not limited to, the Participant's deferral elections, investment elections and beneficiary designation.


         3.5 Commencement of Participation. An Eligible Employee who makes a deferral election hereunder shall be a Participant.

         3.6 Cessation of Participation. A Participant shall cease to be such upon distribution of his or her entire Deferred Compensation Account.


                                   ARTICLE IV
                                    ACCOUNTS

         4.1 Deferred Compensation Accounts. The Company shall create and maintain a bookkeeping Deferred Compensation Account in the name of each Participant that shall reflect the value of all amounts payable to such Participant (or to such Participant's beneficiary in the event of the Participant's death) under this Plan. No Participant shall derive any rights or benefits in or to any assets of the Company or its Affiliates solely from the establishment or maintenance of such accounts on the books of the Company. A Participant's rights in his or her Deferred Compensation Account shall be no greater than the rights of any other unsecured general creditor of the Company. The Company shall credit a Participant's deferred Compensation to his or her Deferred Compensation Account at the same time that the Participant would otherwise have received the deferred Compensation but for the deferral election.

         4.2 Distribution Upon Termination of Employment. Following a Participant's termination of employment with the Company and its Affiliates, the Participant shall receive a distribution of a single sum payment in cash, thirty
(30) days following the January 1 which follows or coincides with the Participant's termination of employment, equal to the value of the Participant's vested Deferred Compensation Account as of the day preceding the payment date. Any amounts credited to a Participant's Deferred Compensation Account that are not vested at the time of the Participant's termination of employment shall be immediately forfeited. Notwithstanding the foregoing, if a Participant is considered to be a "specified employee" (within the meaning of Section 409A of the Code) at the time of his or her termination of employment, distribution to the Participant shall not be made prior to the time that is six months from the date he or she experiences a termination of employment.

         4.3 Earnings on Accounts. As of each Valuation Date, each Participant's Deferred Compensation Account shall be credited with the applicable Earnings Rate. In the event that all or a portion of a Participant's Deferred Compensation Account becomes payable, on the day preceding the payment date, the Participant's Deferred Compensation Account shall be credited with the applicable Earnings Rate in effect on that day. If an amount has been credited to a Participant's Deferred Compensation Account for less than one year, the applicable Earnings Rate shall be prorated accordingly. Each Participant shall be notified annually in writing of the balance in his or her Deferred Compensation Account. The Administrator's determination shall be final and binding with respect to the valuation of Deferred Compensation Accounts.


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         4.4 Distribution Due to Unforeseeable Emergency. A Participant may
request a distribution due to Unforeseeable Emergency by submitting a written request to the Administrator accompanied by evidence to demonstrate the existence of Unforeseeable Emergency. The Administrator shall have authority to require such evidence as it deems necessary to determine if a distribution is warranted. If an application for a distribution due to an Unforeseeable Emergency is approved, the distribution shall be limited to an amount sufficient to meet the emergency. The distribution shall be paid on the thirtieth (30th) day following approval. For purposes of the foregoing, "Unforeseeable Emergency" means an event of such nature described under Section 409A of the Code.

         4.5 Distribution Upon Death. In the event of the death of a Participant before all amounts in his or her Deferred Compensation Account have been distributed, the balance of such Account shall be distributed in the year of death to the Participant's designated beneficiary. If the Participant dies and has not designated a beneficiary (or is not survived by any such designated beneficiary), the Participant's estate shall be his or her beneficiary.

         4.6 Distribution upon Disability. If a Participant becomes Disabled, as defined under Section 409A of the Code, while employed with the Company, before all amounts in his or her Deferred Compensation Account have been distributed, the balance of such Account shall be distributed as soon as administratively practicable in the year following the year of Disability.

         4.7 Distribution upon Change in Control. Notwithstanding any provision in the Plan to the contrary, a Participant's Deferred Compensation Account shall be distributed in a lump sum payment on the thirtieth (30th) day following a "Change in Ownership or Effective Control" of the Company and its Affiliates, or a "Change in Ownership of a Substantial Portion of the Assets" of the Company and its Affiliates (collectively a "Change in Control Event") , as such terms are defined under Section 409A of the Code, to the extent such Change in Control Event constitutes a permissible payment event under Section 409A of the Code.


                                    ARTICLE V
                             ADMINISTRATION OF PLAN

         5.1 Administrator. The administration of this Plan shall be under the supervision of the Administrator. The Administrator will have full power to administer this Plan in all of its details. For this purpose, the Administrator's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan:

         (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of this Plan, including the establishment of any claims procedures that may be required by applicable provisions of law;

         (b) to exercise discretion in interpreting this Plan;

         (c) to exercise discretion in deciding all questions concerning this Plan and the eligibility of any person to participate in this Plan;

         (d) to appoint such agents, counsel, accountants, consultants, and other persons as may be required to assist in administering this Plan; and


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         (e) to allocate and delegate its responsibilities under this Plan and to designate other persons to carry out any of its responsibilities under this Plan, any such allocation, delegation, or designation to be in writing.

         5.2 Examination of Records. The Administrator will make available to each Participant such of his or her records under this Plan as pertain to him, for examination at reasonable times during normal business hours.

         5.3 Indemnification of Administrator. The Company agrees to indemnify and to defend to the fullest extent permitted by law any person serving as the Administrator or as a member of a committee designated as Administrator (including any Employee or former Employee who formerly served as Administrator or as a member of such committee) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company occasioned by any act or omission to act in connection with this Plan, if such act or omission is in good faith.


                                   ARTICLE VI
                               CLAIMS FOR BENEFITS

         6.1 Submission of Claim. Any claim for specific benefits under this Plan not otherwise paid shall be submitted to the Administrator.

         6.2 Notice of Denial of Claim. If a claim for benefits under this Plan is denied, the Administrator shall provide notice to the claimant in writing of the denial within 90 days after its submission. The notice shall be written in a manner calculated to be understood by the claim and shall include:

         (a) the specific reason or reasons for the denial;

         (b) specific reference to the pertinent Plan provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary; and

         (d) an explanation of this Plan's claims review procedures.

         6.3 Extension of Time. If specific circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefore shall be furnished to the claimant before the end of the initial 90 day period. In no event shall such extension exceed 90 days.

         6.4 Review of Denial of Claim. If a claim for benefits has been denied, the claimant may file an appeal with the Administrator. Such appeal shall be filed within sixty (60) days of the notification by the Administrator of the claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. An appeal that is not timely filed shall be barred. The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60 day


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period. The decision on review shall be made in writing in a manner calculated to be understood by the claimant and shall include specific references to the provisions of this Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.


                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

         The Board reserves the right to amend or terminate this Plan, in its sole discretion, including any such action that accelerates the payment of all or any portion of a Deferred Compensation Account, provided that any such amendment or termination does not: (a) cause an amount payable under this Plan to be subject to the tax, interest or penalties imposed under Code Section 409A;
(b) reduce the amount allocated to a Participant's Deferred Compensation Account at the time of the amendment or termination or (c) delay the payment of an amount allocated to a Participant's Deferred Compensation Account.


                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

         8.1 Information to Be Furnished. Participants shall provide the Company and the Administrator with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of this Plan.

         8.2 Limitation of Rights. Neither the establishment of this Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable rights against the Company its Affiliates, or the Administrator, except as provided herein.

         8.3 Spendthrift Clause. No Participant or beneficiary shall have the right to transfer, assign., alienate, anticipate, pledge, or encumber any part of the benefits provided by this Plan, nor shall such benefits be subject to seizure by legal process by any creditor of such Participant or beneficiary. Any attempt to effect such a diversion or seizure shall be deemed null and void for all purposes hereunder.

         8.4 Plan Not A Contract. This Plan shall not be deemed to be a contract between the Company or any of its Affiliates and any Employee or to be consideration or an inducement for the employment of any Employee. No Participant in this Plan shall acquire any right to be retained in the employment of the Company or its Affiliates by virtue of this Plan, nor, upon his or her dismissal or upon his or her voluntary termination of employment, shall he or she have any right or interest in this Plan other than as specifically provided herein.

         8.5 Tax Withholding. All payments and deferrals under this Plan shall be subject to such income and other tax withholding requirements of applicable law.

         8.6 Unfunded Character. This Plan shall be unfunded within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither the Company, its Affiliates nor the Administrator shall segregate or otherwise identify specific assets to be applied to the purposes of this Plan, nor shall any of them be deemed to be a trustee of any amounts to be paid under this Plan. Any liability of the Company to any person with respect to benefits distributable under this Plan shall be based solely upon such contractual obligations, if any, as shall be created by this Plan, and shall give rise only to a claim against the general assets of the Company. No such liability shall be deemed


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to be secured by any pledge or any other encumbrance on any specific property of the Company or its Affiliates.

         8.7 Governing Law. The provisions of this Plan shall be enforced in accordance with the laws of the State of New York to the extent such laws are not preempted by ERISA or other federal law.


                                   ARTICLE IX
                                    EXECUTION

IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and on its behalf by its duly authorized officer this 27th day of June, 2006.

Attest:                                      The Berkshire Bank

By: /s/ Stanley Wong                        By: /s/ David Lukens
    ------------------                          ------------------
    Stanley Wong                                David Lukens






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